Exhibit 3.1

                RESTATED ARTICLES OF INCORPORATION

                                OF

                        PETRO UNION, INC.

          FIRST:  The name of the corporation is Petro Union, Inc.

          SECOND:  The corporation shall have perpetual existence.

          THIRD:    The nature, objects and purposes of the business to be

transacted shall be to transact all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

          FOURTH:   (a)  The aggregate number of shares which the corporation

shall have authority to issue is 50,000,000 shares of common stock having no par value.  The shares of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act.

                    (b)  Each shareholder of record shall have one vote for

each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors, each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has the right to vote.

Cumulative voting shall not be permitted in the election of directors or otherwise.

                    (c)  With respect to any action taken by shareholders, a

vote or concurrence of the holders of a majority of the shares of each voting group entitled to vote thereon shall be required.

                    (d)  No shareholder of the corporation shall have any

preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

          FIFTH:     The corporation shall have five directors.  The initial

directors in each class shall be as follows:

     Randeep S. Grewal                  123 Main Street, Suite 300
                                        Evansville, Indiana 47708

     Richard D. Wedel                   123 Main Street, Suite 300
                                        Evansville, Indiana 47708

     Donald A. Christensen              48 South Evanston Way
                                        Aurora, Colorado 80012

     Dr. Jan F. Holtrop                 Van Alkemadelaan
                                        2597 AS The Hague
                                        The Netherlands

     Dirk Van Keulen                    Heemraadslag 14
                                        2805 DP Gouda
                                        The Netherlands


          SIXTH:     The address of the initial registered office of the

corporation is 1700 Lincoln Street, Suite 1800, Denver, Colorado  80203.  The

name of its initial registered agent at such address is Roger V. Davidson,

Esq.


          SEVENTH:     The address of the initial principal office of the

corporation is 123 Main Street, Suite 300, Evansville, Indiana  47708.

          EIGHTH:     The following provisions are inserted for the management

of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

                    (a)  Conflicting Interest Transactions.  As used in this

paragraph, "conflicting interest transaction" means any of the following:  (i)

a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest.  No conflicting interest transaction shall be void or voidable, be enjoined, be set aside or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if:  (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders;

or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

                    (b)  Corporate Opportunities.  The officers, directors and other members of management of the corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which the corporation has expressed an interest as determined from time to time by the corporation's board of directors as evidenced by resolutions appearing in the corporation's minutes.  Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of the corporation shall be disclosed promptly to the corporation and made available to it.  The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity.  Until such time as the corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of the corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of the corporation to continue a business existing prior to the time that such area of interest is designated by the corporation.  This provision shall not be construed to release any employee of the corporation

(other than an officer, director or member of management) from any duties which he may have to the corporation.

                    (c)  Indemnification.  The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director,

officer, agent, fiduciary or employee of the corporation against any claim,

liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request.  The corporation shall

further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

                    (d)  Limitation on Director's Liability.  No director of

this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for:  (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii)

voting for or assenting to a distribution in violation of Colorado Revised

Statutes Section 7-106-401 or these Restated Articles of Incorporation if it is established that the director did not perform his duties in compliance with

Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or these Restated

Articles of Incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.  Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

          DATED the 9th day of September, 1997.

          Roger V. Davidson, Esq. hereby consents to the appointment as the initial registered agent for the corporation.



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